AMENDED

                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                  JULY 18, 2008

                                  BY AND AMONG

                         WORLD PEACE TECHNOLOGIES, INC.,

                         LTH ACQUISITION, CORPORATION.,

                                       AND

                        LEGACY TECHNOLOGY HOLDINGS, INC.

                                     AMENDED

                          AGREEMENT AND PLAN OF MERGER



         THE AGREEMENT AND PLAN OF MERGER, dated as of May 29, 2008 and subsequently executed June 16, 2008 (this "Agreement"), by and among Legacy Technology Holdings, Inc., a Colorado corporation ("Legacy"), LTH Acquisition Corporation, a Colorado corporation ("LTH"), and World Peace Technologies, Inc., a Colorado corporation ("WPC") is hereby amended, in its entirety.

         WHEREAS, the boards of directors of Legacy, LTH and WPC, respectively, have each approved, as being in the best interests of the respective corporations and their stockholders, the merger (the "Merger") of WPC with LTH, in accordance with the applicable provisions of the Colorado Business Corporation Act (the "CBCA");

         WHEREAS, pursuant to the Merger, all of the outstanding shares of common stock of WPC ("WPC Common Stock") shall, in accordance with the provisions of this Agreement, be converted into 9 million shares of Legacy's common stock ("Legacy's Common Stock") allocated pro-rata among the WPC shareholders;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, Legacy, LTH and WPC desire to make certain representations, warranties, covenants and agreements in connection with the merger and also to prescribe various conditions to the Merger; and

         WHEREAS, this Agreement is intended to set forth the terms upon which WPC will merge with and into LTH;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I
                                   THE MERGER

SECTION 1.01.     Filing of Certificate of Merger; Effective Time

         Subject to the provisions of this Agreement, a certificate of merger in the forms approved by the parties hereto (the "Certificate of Merger") shall be duly prepared, executed and acknowledged in accordance with the CBCA and thereafter delivered to the Secretary of State of the State of Colorado for filing as provided in the CBCA simultaneously with the Closing (as defined in Section 2.01). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Colorado filing as provided in the CBCA, respectively (the "Effective Times").

SECTION 1.02.     Effects of the Merger.

(a) At the Effective Time and by virtue of the Merger, (i) the separate corporate existence of LTH shall cease and LTH shall be merged with and into WPC, and WPC shall be the surviving corporation (the "Surviving Corporation");
(ii) all of the issued and outstanding WPC Common Stock shall be converted as provided in Section 1.03; (iii) the certificate of incorporation of WPC as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation; and (iv) the by-laws of WPC as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation.

(b) Without limiting the generality of the foregoing, and subject thereto and to any other applicable laws, at the Effective Time, all the properties, rights, privileges, powers and franchises of WPC and LTH shall vest in the Surviving Corporation, and, subject to the terms of this Agreement, all debts, liabilities, restrictions, disabilities and duties of WPC and LTH shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.03.     Conversion of Securities.

         As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

(a) Each share of WPC Common Stock that is issued and outstanding immediately prior to the Effective Time shall, except as set forth below, be converted into that number of shares of Legacy Common Stock equal to the Conversion Amount such that 9 million shares of common stock are issued to WPC shareholders allocated pro-rata among them in accordance with their ownership of WPC. All such shares of WPC Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares of WPC Common Stock shall cease to have any rights with respect thereto, except the right to receive the number of shares of Legacy Common Stock to be issued in consideration therefore upon surrender of such certificate in accordance with Section 1.04, without interest; and

(b) Each share of capital stock of LTH that is issued and outstanding immediately prior to the Effective Time shall be canceled and be converted into one share of common stock of the Surviving Corporation, and each certificate evidencing ownership of any such shares of LTH shall thereupon evidence ownership of the same number of shares of the Surviving Corporation.

(c) Each share of Legacy Common Stock that is issued and outstanding immediately prior to the Effective Time and held by WPC shall be canceled and each certificate evidencing ownership of any such shares shall thereupon be canceled.

SECTION 1.04.     Exchange Procedures.

(a) As soon as practicable after the Effective Time, Legacy shall mail to each WPC Stockholder a letter of transmittal and instructions for use in effecting the surrender of certificates representing shares of WPC Common Stock outstanding immediately prior to the Effective Time (the "Certificates") in appropriate and customary form with such provisions as the board of directors of Legacy after the Merger may reasonably specify. Upon surrender of a Certificate for cancellation to Legacy, together with such letter of transmittal, duly and properly executed, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing that number of shares of Legacy Common Stock as is equal to the product of the number of shares of WPC Common Stock represented by the certificate multiplied by the Conversion Amount, together with any dividends and other distributions payable hereof, and the Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.04, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, Legacy Common Stock as contemplated by this Section 1.04, and the holders thereof shall have no rights whatsoever as stockholders of Legacy. Shares of Legacy Common Stock issued in the Merger shall be issued, and be deemed to be outstanding, as of the Effective Time. Legacy shall cause all such shares of Legacy Common Stock issued pursuant to the Merger to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

(b) If any certificate representing shares of Legacy Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Legacy Common Stock in a name other than that of the registered holder of the Certificate so surrendered.

(c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and upon the posting by such person of a bond in such amount as Legacy may reasonably direct as an indemnity against any claim that may be made against it with respect to such Certificate, Legacy will issue in respect of such lost, stolen or destroyed Certificate one or more certificates representing shares of Legacy Common Stock as contemplated by this
Section 1.04.

(d) If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

(e) Legacy shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for shares of Legacy Common Stock such amount as Legacy is required to deduct and withhold with respect to the making of such payment under the Code, or provisions of any state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

SECTION 1.05.     Directors.

         Subject to applicable law, the directors designated by WPC shall be the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in accordance with applicable law and the Surviving Corporation's certificate of incorporation and bylaws. David Kutchinski shall be appointed Director, effective immediately and others later appointed. Immediately after the Effective Time, the directors of Legacy shall resign and the directors designated by WPC shall be appointed as the directors of Legacy, subject to mailing of Shareholder's Notice under Section 14(f) of the Securities Exchange Act of 1934. The directors of Legacy prior to the Effective Time shall remain entitled to indemnification for acts and omissions prior to the Effective Time to the fullest extent permitted under Colorado law and the certificate of incorporation and bylaws of Legacy in effect prior to the Effective Time.

SECTION 1.06.     Officers.

         David Kutchinski shall be appointed President and Michael Pick shall be appointed Secretary/Treasurer and the prior officers have resigned effective June 17, 2008 and Mr. Kutchinski and Mr. Pick shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Legacy prior to the Effective Time shall remain entitled to indemnification for acts and omissions prior to the Effective Time to the fullest extent permitted under Colorado law and the certificate of incorporation and bylaws of Legacy in effect prior to the Effective Time.

SECTION 1.07.     No Liability.

         Neither Legacy nor WPC shall be liable to any holder of shares of WPC Common Stock or Legacy Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

ARTICLE II
                                   THE CLOSING

SECTION 2.01.     Closing.

         Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied or, to the extent permitted thereunder, waived, at the offices of Michael A. Littman, located at 7609 Ralston road, Arvada, Colorado 80002 or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF Legacy

         Except as set forth in the applicable section of the disclosure schedule delivered by Legacy to WPC prior to the execution of this Agreement (the "Legacy Disclosure Schedule"), Legacy represents and warrants to WPC as follows:

SECTION 3.01.     Organization of Legacy and LTH; Authority.

         Legacy is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. LTH is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of Legacy and LTH has all requisite corporate power and corporate authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of stockholder approval, the execution, delivery and performance by each of Legacy and LTH of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Legacy and LTH, including, without limitation the approval of the board of directors of Legacy. The Transaction Documents have been duly executed and delivered by each of Legacy and LTH and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of each of Legacy and LTH, enforceable against Legacy and LTH in accordance with its terms. Each of Legacy and LTH is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a Legacy Material Adverse Effect. Legacy has heretofore delivered or made available to WPC complete and correct copies of the certificate of incorporation and by-laws of Legacy and LTH, the minute books and stock transfer records of Legacy and LTH, as in effect as of the date of this Agreement. Neither Legacy nor LTH is in violation of its organizational documents.

SECTION 3.02.     Capitalization.

         The authorized capital stock of Legacy consists of 200,000,000 shares of Legacy Common Stock, no par value, of which 1,007,003 shares are outstanding on the date hereof (post reverse split). The authorized capital stock of LTH consists of 1,000 shares of common stock, par value $.001 per share of which 1,000 shares are issued and outstanding on the date hereof. No other shares of any other class or series of Legacy Common Stock or securities exercisable or convertible into or exchangeable for Legacy Common Stock ("Legacy Common Stock Equivalents") are authorized, issued or outstanding except that Legacy is in the process of renegotiating approximately $700,000 in notes payable to provide conversions to common shares, at the market over a 24 month period. The outstanding shares of Legacy Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. To Legacy's knowledge, none of the outstanding shares of Legacy Common Stock was issued in violation of any Law, including without limitation, federal and state securities laws. There are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, and, to Legacy' knowledge, voting or transfer of any shares, whether issued or un-issued, of Legacy Common Stock, Legacy Common Stock Equivalents or other securities of Legacy. On the Closing Date, the shares of Legacy Common Stock for which shares of WPC Common Stock shall be exchanged in the Merger will have been duly authorized and, when issued and delivered in accordance with this Agreement, such shares of Legacy Common Stock will be validly issued, fully paid and non-assessable.

SECTION 3.03.     No Violation; Consents and Approvals.

         The execution and delivery by Legacy of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of Legacy or any Legacy Subsidiary, (b) any Law applicable to Legacy or any Legacy Subsidiary or the property or assets of Legacy or any Legacy Subsidiary, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of Legacy or any Legacy Subsidiary under any Contract to which Legacy or any Legacy Subsidiary is a party or by which Legacy or any Legacy Subsidiary or any assets of Legacy or any Legacy Subsidiary may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in Section 3.04 of the Legacy Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a Legacy Material Adverse Effect. No Governmental Approval is required to be obtained or made by or with respect to Legacy or any Legacy Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Legacy of the transactions contemplated hereby.

SECTION 3.04.     Litigation; Compliance with Laws.

(a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Legacy, threatened against, relating to or affecting Legacy or the Legacy Subsidiaries, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of Legacy or the Legacy Subsidiaries in their capacities as such, except that Neptune Technologies has filed a collection action against Neuro Nutrition, Inc. a former subsidiary and (ii) no orders of any Governmental Entity or arbitrator outstanding against Legacy or the Legacy Subsidiaries, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of Legacy or the Legacy Subsidiaries in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby. Section 3.12 of the Legacy Disclosure Schedule includes a description of all pending or threatened claims, actions, suits, investigations or proceedings involving Legacy or the Legacy Subsidiaries, the business, the assets, or any employee, officer, director, stockholder or independent contractor of Legacy or the Legacy Subsidiaries in their capacities as such.

(b) Legacy and the Legacy Subsidiaries have complied and are in compliance in all material respects with all Laws applicable to Legacy, any Subsidiary of Legacy, its business or its assets. Neither Legacy nor the Legacy Subsidiaries has received notice from any Governmental Entity or other Person of any material violation of Law applicable to Legacy, any of the Legacy Subsidiaries, their business or their assets. Legacy and the Legacy Subsidiaries have obtained and hold all required Licenses (all of which are in full force and effect) from all Government Entities applicable to Legacy, the Legacy Subsidiaries, their business or their assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of Legacy, threatened to revoke or limit any such License.

Section 3.05      Debts

         Legacy has certain debts as shown on its current financials, and accruals since then, and such debt is NOT extinguished hereby and Legacy will, as it can in the future, attempt to settle such debt for stock as it deems justified and appropriate.

ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF WPC

         Except as set forth in the applicable section of the disclosure schedule delivered by WPC to Legacy prior to the execution of this Agreement (the "WPC Disclosure Schedule"), WPC represents and warrants to Legacy as follows:

SECTION 4.01.     Organization of WPC; Authority.

         WPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and corporate authority to enter into the Transaction Documents, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of stockholder approval by WPC, the execution, delivery and performance by WPC of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WPC, including, without limitation, the approval of the board of directors of WPC. The Transaction Documents have been duly executed and delivered by WPC and, assuming that the Transaction Documents constitute a valid and binding obligation of Legacy and LTH, constitute a valid and binding obligation of WPC. WPC is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a WPC Material Adverse Effect. WPC has heretofore delivered or made available to Legacy complete and correct copies of the articles of incorporation and by-laws of WPC, the minute books and stock transfer records of WPC, as in effect as of the date of this Agreement. WPC is not in violation of its organizational documents.

SECTION 4.02.     Capitalization.

(a) The authorized and outstanding capital stock of WPC is set forth in Section 4.02(a) of the WPC Disclosure Schedule (the "WPC Capital Stock"). All of the outstanding shares of the WPC Capital Stock are validly issued, fully paid and non-assessable. To WPC's knowledge, none of the outstanding shares of WPC Capital Stock or other securities of WPC was issued in violation of any Law, including, without limitation, state and federal securities laws. There are no Liens on or with respect to any outstanding shares of WPC Capital Stock.

(b) There are no outstanding: (i) securities convertible into or exchangeable for WPC Capital Stock; (ii) options, warrants or other rights to purchase or subscribe for WPC Capital Stock; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any WPC Capital Stock, any such convertible or exchangeable securities or any such options, warrants or rights. There is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from WPC, or any stockholder of WPC, any ownership interest in WPC, and there is no outstanding right or security of any kind convertible into such ownership interest. To WPC's knowledge, there are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of WPC Capital Stock. There are no obligations, contingent or otherwise, of WPC to repurchase, redeem or otherwise acquire any shares of WPC Capital Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no accrued and unpaid dividends with respect to any outstanding shares of WPC Capital Stock.

SECTION 4.03.     No Violation; Consents and Approvals.

         The execution and delivery by WPC of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of incorporation or by-laws of WPC, (b) any Laws applicable to WPC or the property or assets of WPC, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of WPC under, any Contracts to which WPC is a party or by which WPC or any of its assets may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have an WPC Material Adverse Effect. Except as set forth in Section 4.04 of the WPC Disclosure Schedule, no Governmental Approval is required to be obtained or made by or with respect to WPC or any WPC Subsidiary in connection with the execution and delivery of this Agreement or the consummation by WPC of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have an WPC Material Adverse Effect.

SECTION 4.04.     Litigation; Compliance with Laws.

(a) Except as would not have a WPC Material Adverse Effect, there are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of WPC, threatened against, relating to or affecting WPC, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of WPC in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against WPC, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of WPC in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b) Except as would not have an WPC Material Adverse Effect, WPC has complied and is in compliance in all material respects with all Laws applicable to WPC, its business or its assets. WPC has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets. WPC has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of WPC threatened to revoke or limit any such License.

SECTION 4.05.     Subsidiaries.

     WPC owns 3 subsidiaries, which hold its proprietary technology, Plasteel, Inc., Air 2 Water, Inc. and Targeted Weather, Inc., each of which is a Colorado corporation and for each of which WPC owns 100% of the issued and outstanding common stock.

ARTICLE V
                        COVENANTS RELATING TO CONDUCT OF
                           BUSINESS PENDING THE MERGER

SECTION 5.01.     Conduct of the Business Pending the Merger.

(a) During the period from the date of this Agreement and continuing until the Effective Time, Legacy agrees as to itself and the Legacy Subsidiaries, that Legacy shall not, and shall cause the Legacy Subsidiaries not to, engage in any business whatsoever other than in connection with the consummation of the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to preserve intact its business and assets, maintain its assets in good operating condition and repair (ordinary wear and tear excepted), retain the services of its officers, employees and independent contractors and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, WPC consents otherwise in writing.

(b) During the period from the date of this Agreement and continuing until the Effective Time, WPC agrees that, other than in connection with the consummation of the transactions contemplated hereby, it shall carry on its business only in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve intact its business and assets and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, Legacy consents otherwise in writing; provided that WPC may take any and all of the actions listed in
Schedule 5.01(b) of the WPC Disclosure Schedules at any time prior to or after the date of this Agreement without the consent of Legacy.

(c) During the period from the date of this Agreement and continuing until the Effective Time, each of WPC and Legacy agrees as to itself and, with respect to Legacy, the Legacy Subsidiaries, respectively, that except as expressly contemplated or permitted by this Agreement, as disclosed in Section 5.01(c) of the WPC Disclosure Schedule or the Legacy Disclosure Schedule, as applicable, or to the extent that the other party shall otherwise consent in writing:

(i) It shall not amend or propose to amend its certificate of incorporation or by-laws or equivalent organizational documents except as contemplated in this Agreement.

(ii) It shall not, nor in the case of Legacy shall it permit the Legacy Subsidiaries to, issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership interest, provided that: (1) Legacy shall be permitted to issue the shares of Legacy Common Stock to be issued to WPC Stockholders hereunder, and
(2) each party shall be permitted to issue shares of its common stock pursuant to the exercise of stock options, warrants and other convertible securities outstanding as of the date hereof and listed on the WPC Disclosure Schedule or the Legacy Disclosure Schedule, as the case may be.

(iii) It shall not, nor in the case of Legacy shall it permit any of the Legacy Subsidiaries to, nor shall it propose to: (a) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or (b) except with respect to the Reverse Stock Split, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

(iv) Other than dispositions in the ordinary course of business consistent with past practice which would not cause a Legacy Material Adverse Effect or a WPC Material Adverse Effect (as applicable), individually or in the aggregate, to it and its subsidiaries, taken as a whole, it shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of its assets.

(v) It shall promptly advise the other party hereto in writing of any change in the condition (financial or otherwise), operations or properties, businesses or business prospects of such party or any of its subsidiaries which would result in a Legacy Material Adverse Effect or WPC Material Adverse Effect, as the case may be.

(vi) It shall not permit to occur any (a) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding inter-company transactions, (b) incurrence of Indebtedness or any commitment to incur Indebtedness, any incurrence of a contingent liability, Contingent Obligation or other liability of any type, except for, with respect to WPC, other than obligations related to the acquisition of Inventory in the ordinary course of business consistent with past practices, (c) cancellation of any debt or waiver or release of any contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business consistent with its past practice which do not exceed $50,000 in the aggregate, (d) amendment, termination or revocation of, or a failure to perform obligations or the occurrence of any default under, (i) any contract or agreement (including, without limitation, leases) to which it is or, as of December 31, 2007, was a party, other than in the ordinary course of business consistent with past practice, or (ii) any License, (e) execution of termination, severance or similar agreements with any of its officers, directors, employees, agents or independent contractors or (f) entering into any leases of real property or agreement to acquire real property.

SECTION 5.02.     No Action.

         During the period from the date of this Agreement and continuing until the Effective Time, each of WPC and Legacy agrees as to itself and, with respect to Legacy, the Legacy Subsidiaries, respectively, that it shall not, and Legacy shall not permit any of the Legacy Subsidiaries to, take or agree or commit to take any action, (i) that is reasonably likely to make any of its representations or warranties hereunder inaccurate; or (ii) that is prohibited pursuant to the provisions of this Article V.

ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01.     Access to Information.

         From  the  date  hereof  until  the  Effective   Time  or  the  earlier
termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents full access, upon reasonable notice and during normal business hours, to such party's facilities and the financial, legal, accounting and other representatives of such party with knowledge of the business and the assets of such party and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries that the other party and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 6.02 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Merger; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

SECTION 6.02.     No Shop; Acquisition Proposals.

         From  the  date  hereof  until  the  Effective   Time  or  the  earlier
termination of this Agreement, neither WPC nor Legacy shall, nor shall they authorize or permit any of their respective officers, directors or employees or Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined), or negotiate with respect to, agree to or endorse any Takeover Proposal (except in any case if the board of directors or special committee of Legacy or WPC, as the case may be, determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to do so would constitute a breach of the fiduciary duties of the Legacy' or WPC's board of directors or special committee, as the case may be, to its stockholders under applicable law). WPC shall promptly advise Legacy and Legacy shall promptly advise WPC, as the case may be, orally and in writing of any such inquiries or proposals and shall also promptly advise Legacy or WPC, as the case may be, of any developments or changes regarding such inquiries or proposals. WPC and Legacy shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than WPC, Legacy and LTH) conducted heretofore with respect to any Takeover Proposal. WPC and Legacy agree not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which WPC or Legacy is a party.

SECTION 6.03.     Legal Conditions to Merger; Reasonable Efforts.

         Each of WPC, Legacy and LTH shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of WPC, Legacy and LTH will, and Legacy will cause the Legacy Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by WPC, Legacy or any of the Legacy Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

SECTION 6.04.     Certain Filings.

         Each party shall cooperate with the other in (a) connection with the preparation of an 8-K, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the 8-K and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Merger.

SECTION 6.05.     Public Announcements and Filings.

         Each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 6.06.     Tax Treatment.

         Legacy and WPC shall each report the Merger as a tax-free reorganization and shall not take, and shall use commercially reasonable efforts to prevent any of their respective Subsidiaries or affiliates from taking, any actions that could prevent the Merger from qualifying, as tax free under the provisions of Section 368 of the Internal Revenue Code.

SECTION 6.07.     Tax Matters.

(a) WPC shall prepare and file on a timely basis all Tax Returns which are due to be filed with respect to WPC (giving effect to any extension of time) on or prior to the Closing Date. Legacy shall be responsible for the preparation and filing of all Tax Returns which are due to be filed (giving effect to any extension of time) after the Closing Date, but WPC shall use its best efforts to conduct its affairs such that any Tax Returns due after the Closing Date can be filed on a timely basis.

(b) From the date hereof until the Effective Time or the earlier termination of this Agreement, without the prior written consent of the other party or if required in the opinion of counsel, neither Legacy nor WPC shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to it, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to it, or take any other action relating to the filing of any Tax Return or the payment of any Tax.

SECTION 6.08.     Supplements to Schedules.

         Prior to the Closing, WPC will supplement or amend its disclosure schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this Section 6.08 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing. Prior to the Closing, Legacy may supplement or amend its disclosure schedule with respect to any matter which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this
Section 6.08 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.


ARTICLE VII
                            CONDITIONS OF THE MERGER

SECTION 7.01.     Conditions to Each Party's Obligation to Effect the Merger.

         The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

(a) Stockholder Approval. This Agreement shall have been duly adopted by the holders of (i) a majority of the outstanding shares of WPC Common Stock; and
(ii) a majority of the outstanding shares of capital stock of LTH.

(b) No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 7.02.     Additional Conditions of Obligations of Legacy.

         The obligations of Legacy and LTH to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by Legacy:

(a) Representations and Warranties. The representations and warranties of WPC set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of WPC. WPC shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Change to WPC. From the date hereof through and including the Effective Time, no event shall have occurred which would have a WPC Material Adverse Effect.

(d) Third Party Consents. WPC shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by WPC of this Agreement and the consummation of the transactions contemplated hereby.

(e) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(f)      Deliveries. At the Closing, WPC shall have delivered to Legacy.

(i) true, correct and complete copies of (1) the certificate of incorporation or other charter document, as amended to date, of WPC, certified as of a recent date by the Secretary of State or other appropriate official of the state or other jurisdiction of incorporation of WPC, (2) the by-laws or other similar organizational document of WPC, and (3) resolutions duly and validly adopted by the Board of Directors and the stockholders of WPC evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of WPC, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date; and

(ii) good standing certificates for WPC from the Secretary of State or other appropriate official of their respective states or other jurisdiction of incorporation and from the Secretary of State or other appropriate official of each other jurisdiction in which the operation of the business in such jurisdiction requires WPC to qualify to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date;

(iii) Audited Financial Statements of WPC dated within 30 days of closing by a PCAOB auditor made in accordance with GAAP and SEC Rules and Regulations.

SECTION 7.03.     Additional Conditions of Obligations of WPC.

         The obligation of WPC to effect the Merger and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by WPC:

(a) Representations and Warranties. The representations and warranties of Legacy and LTH set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of Legacy and LTH. Legacy and LTH shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Change to Legacy or LTH. From the date hereof through and including the Effective Time, no event shall have occurred which would have a Legacy Material Adverse Effect.

(d) Third Party Consents. Legacy shall have obtained all consents and approvals required to be obtained prior to or at the Closing Date from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by Legacy of this Agreement and the consummation of the transactions contemplated hereby.

(e) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(f) Closing of Stock Retirement. Two million shares (pre reverse split) shall have been returned to treasury from Steve Parkinson and Michael Barber (one million shares each).

(g) Legacy Indebtedness. All outstanding Indebtedness of Legacy and any Legacy Subsidiary shall have been renegotiated and WPC shall have received evidence of such renegotiated notes in form and substance reasonable satisfactory to WPC. Stock may be issued in settlement, or future conversions of debt to equity may be committed by Legacy.

(h) Deliveries. At the Closing, Legacy shall have delivered to WPC certificates for stock to WPC shareholders as set forth in Exhibit A hereto.

SECTION 7.04.     Shareholder Joinder.

         Each shareholder of WPC shall execute the Exchange Agreement and representations set forth as Exhibit B as a condition of closing.



ARTICLE VIII
                                   TERMINATION

SECTION 8.01.     Termination.

         This Agreement may be terminated at any time prior to the Effective Time, by Legacy or WPC as set forth below:

(a) by mutual consent of the boards of directors of Legacy and WPC; or

(b) by Legacy upon written notice to WPC, if: (A) any condition to the obligation of Legacy to close contained in Article VII hereof has not been satisfied by June 30, 2008 (the "End Date") (unless such failure is the result of Legacy' breach of any of its representations, warranties, covenants or agreements contained herein) or (B) the Legacy stockholders do not approve the Merger; or

(c) by WPC upon written notice to Legacy, if: (A) any condition to the obligation of WPC to close contained in Article VII hereof has not been satisfied by the End Date (unless such failure is the result of WPC's breach of any of its representations, warranties, covenants or agreements contained herein); or (B) the WPC stockholders do not approve the Merger; or

(d) by Legacy if the board of directors or special committee of Legacy determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the Legacy board of directors or special committee to the Legacy stockholders under applicable law; or

(e) by WPC if the board of directors or special committee of WPCs determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the WPC board of directors or special committee to the WPC stockholders under applicable law.

SECTION 8.02.     Fees and Expenses.

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of Legacy and WPC shall pay, with its own funds and not with funds provided by the other party, any and all property or transfer taxes imposed on such party.

ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

   None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.



ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.    Notices.

         All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses if to Legacy or LTH, to:

                           Legacy Technology Holdings, Inc.
                           10200 W. 44th Avenue, Suite 210-E
                           Wheat Ridge, Colorado  80033
                           Attention:  Wesley F. Whiting, President

                           with a copy to (which shall not constitute notice):
                           Michael Littman, Esq.
                           7609 Ralston Road
                           Arvada, CO  80002
                           Fax:  303 - 431-1567



                           if to WPC, to:

                           World Peace Technologies, Inc.
                           172 Stanwell Street
                           Colorado Springs, CO  80906
                           Attention:   David Kutchinski
                           Fax:  719-213-2224

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 10.02.    Amendment; Waiver.

         This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 10.03.    Successors and Assigns.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 10.04.    Governing Law.

         This Agreement shall be construed in accordance with and governed by the law of the State of Colorado without regard to principles of conflict of laws.

SECTION 10.05.    Waiver of Jury Trial.

         Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 10.06.    Consent to Jurisdiction.

         Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the individuals designated in Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 10.07.    Counterparts; Effectiveness.

         Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.08. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.

         Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

SECTION 10.09.    Headings.

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 10.10.    No Strict Construction.

         The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.11.    Severability.

         If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

ARTICLE XI
                                   DEFINITIONS

         "Affiliate" shall mean (a) with respect to an individual, any member of such individual's family including lineal ancestors and descendents; (b) with respect to an entity, any officer, director, stockholder, partner, manager, investor or holder of an ownership interest of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "CBCA" shall have the meaning set forth in the recitals of this Agreement.

          "Certificate  of Merger"  shall have the  meaning set forth in Section
1.01 of this Agreement.

         "Certificates" shall have the meaning set forth in Section 1.05(a) of this Agreement.

          "Closing" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Closing Date" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Code" shall have the meaning set forth in the recitals of this Agreement.

         "Contingent Obligation" as to any Person shall mean the un-drawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Primary Obligation or any property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the financial condition or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or (d) otherwise to assure or hold harmless the obligee under such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         "Contracts" shall mean all contracts, leases, subleases, notes, bonds, mortgages, indentures, Permits and Licenses, non-competition agreements, joint venture or partnership agreements, powers of attorney, purchase orders, and all other agreements, arrangements and other instruments, in each case whether written or oral, to which such Person is a party or by which any of them or any of its assets are bound.

         "Conversion Amount" shall mean an amount equal to 9,000,000 shares of Legacy Common Stock, divided by the total number of shares of WPC issued and outstanding.

          "Effective Time" shall have the meaning set forth in Section 1.01 of this Agreement.

         "End Date" shall have the meaning set forth in Section 8.01 of this Agreement.

         "Governmental Approval" shall mean the consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Entity, authority or instrumentality, domestic or foreign.

         "Governmental Entity" means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Indebtedness" shall mean as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 120 days overdue or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP); (e) every Capital Lease Obligation of such Person; (f) any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any sales by such Person unless such sales are on a non-recourse basis (as to collectibility) of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement; (g) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"); (h) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefore as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefore and such terms are enforceable under applicable law; and (i) every Contingent Obligation of such Person with respect to Indebtedness of another Person.

         "Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

         "Legacy" shall have the meaning set forth in the preamble to this Agreement.

         "Legacy Common Stock" shall have the meaning set forth in the recitals to this agreement.

         "Legacy Common Stock  Equivalents"  shall have the meaning set forth in
Section 3.02 of this Agreement.

         "Legacy Material Adverse Effect" shall mean an event or change, individually, or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of Legacy and the Legacy Subsidiaries taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which Legacy is engaged generally) or (b) the ability of Legacy to consummate the transactions contemplated hereby.

          "License" shall mean any franchise, authorization, license, permit, certificate of occupancy, easement, variance, exemption, certificate, consent or approval of any Governmental Entity or other Person.

         "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

         "LTH" shall have the meaning set forth in the preamble to this Agreement.

          "Merger" shall have the meaning set forth in the recitals of this Agreement.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party, Governmental Entity or any other juridical entity of any kind or nature whatsoever.

         "Post-Closing Tax Period" means a taxable period (or portion thereof) that begins after the Closing Date.

         "SEC" shall have the meaning set forth in Section 3.05 of this Agreement.

         "Surviving Corporation" shall have the meaning set forth in Section 1.02(a) of this Agreement.

         "Subsidiary" shall mean any Person in which another Person, directly or indirectly, owns 50% of either the equity interests in or voting control of, such Person.

         "Takeover Proposal" shall mean any proposal for a tender or exchange offer, merger, consolidation, sale of all or substantially all of such party's assets, sale of in excess of fifteen percent of the shares of capital stock or other business combination involving such party or any proposal or offer to acquire in any manner a substantial equity interest (including any interest exceeding fifteen percent of the equity outstanding) in, or all or substantially all of the assets of, such party other than the transactions contemplated by this Agreement.

         "Taxes" means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, recapture and other taxes, and including all interest, penalties and additions imposed with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any Person, and any liability in respect of any Tax as a result of being a member of any affiliated, combined, consolidated, unitary or similar group.

         "Tax   Return"   means  any  report,   return,   statement,   estimate,
informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes.

         "Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

          "Transaction Documents" shall mean this Agreement

         "WPC" shall have the meaning set forth in the preamble to this Agreement.

         "WPC Capital Stock" shall have the meaning set forth in Section 4.02 of this Agreement.

         "WPC Common Stock" shall have the meaning set forth in the recitals to this Agreement.

         "WPC Material Adverse Effect" shall mean an event or change, individually or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of WPC taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which WPC is engaged generally) or (b) the ability of WPC to consummate the transactions contemplated hereby.

         "WPC Stockholders" means the holders of common stock in WPC.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be duly executed as of the today, July 18, 2008.

                             LEGACY TECHNOLOGY HOLDINGS, INC.


                             By:/s/David Kutchinski
                             ----------------------
                             Name: David Kutchinski
                             Title: President


                             LTH ACQUISITION, CORP.


                             By:/s/David Kutchinski
                             ----------------------
                             Name: David Kutchinski
                             Title: President


                             WORLD PEACE TECHNOLOGIES, INC.


                             By:/s/David Kutchinski
                             ----------------------
                             Name: David Kutchinski
                             Title: President

                                    EXHIBIT A

World Peace Technologies, Inc. shareholder list

Distribution of 9 Million Legacy shares to WPT holders




                                                                                   Number of
 NAME                                                                              Shares of Legacy
------------------------------------------------------- ------------- ------------ -----------------

Boon, Ian                                                                                   110,092
Doyle, Brendan                                                                              550,459
Ferrante, Cynthia                                                                            55,046
Kreutier, Janine                                                                            275,229
Kutchinski, David                                                                         3,522,936
Kotov, Dr.                                                                                  110,092
Leitmayr, Ken                                                                               357,798
Leitmayr, Ken                                                                               302,752
Leitmayr, Lisa                                                                              275,229
Leitmayr, Nicholas                                                                          275,229
Littman, Michael                                                                            241,140
MaceVoe, Jeffrey                                                                            275,229
Miles, Dr.                                                                                  110,092
Olson, Lena Gaylene                                                                         990,826
O'Neal, Gary                                                                                275,229
Pick, Mike                                                                                  110,092
Pick, Zephaniah                                                                             275,229
Price, Paula                                                                                110,092
Thompson, Robert                                                                            110,092
CPL Investments LLC                                                                          82,117
Susan J. Cornman                                                                            100,000
Desert Castle Holdings, LLC                                                                 200,000
JEH Trust                                                                                   100,000
Jodie Ball                                                                                   37,000
Shelly Williams                                                                              37,000
Cindy Shoemaker                                                                              37,000
Candi Chilcolte                                                                              37,000
Kristi Kampmann                                                                              37,000
TOTAL                                                                                     9,000,000

                                    EXHIBIT B


                     EXCHANGE AGREEMENT AND REPRESENTATIONS

Gentlemen:

         I understand that Legacy Technology Holdings, Inc. ("LTH"), a Colorado corporation is offering to exchange its shares of stock (9,000,000), for shares of stock of World Peace Technologies, Inc. ("WPT"), a Colorado corporation (the "Company"), pursuant to an Agreement and Plan of Merger ("Plan") between the two companies dated June 19, 2008, and amended July 28, 2008.

         I hereby offer to exchange all my shares of stock of WPT, a Colorado corporation, for a pro rata number of shares of LTH, a Colorado corporation, and tender my shares of WPT herewith, and upon acceptance by you, agree to become a shareholder of the Company. In order to induce the Company to accept my offer, I advise you as follows; and acknowledge:

         1. Corporate Documents. Receipt of copies of Articles, By-Laws, Agreement and Plan of Merger (the "Plan"), and 10Q for March 31, 2008, including financial statements of LTH and such other documents as I have requested: I hereby acknowledge that I have received the documents (as may be supplemented from time to time) relating to the Company and that I have carefully read the information and that I understand all of the material contained therein, and agree to the terms, and understand the risk factors as described therein.

         2. Availability of Information. I hereby acknowledge that the Company has made available to me the opportunity to ask questions of, and receive answers from the Company and any other person or entity acting on its behalf, concerning the terms and conditions of the Plan and the information contained in the corporate documents and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company and any other person or entity acting on its behalf.

         3. Representations and Warranties. I represent and warrant to the Company (and understand that it is relying upon the accuracy and completeness of such representations and warranties in connection with the availability of an exemption for the offer and exchange of the shares from the registration requirements of applicable federal and state securities laws) that:

                  (a) RESTRICTED SECURITIES.

                    (I) I understand that the shares have not been registered under the Securities Act of 1933, as amended (The Act), or any state securities laws.

                    (II) I  understand  that  if  this  exchange   agreement  is
                         accepted and the shares are issued to me, I cannot sell or otherwise dispose of the shares unless the shares are registered under the Act or the state securities laws or exemptions therefrom are available (and consequently, that I must bear the economic risk of the investment for an indefinite period of time):

                    (III)I understand  that the Company has no obligation now or at any time to register the shares under the Act or the state securities laws or obtain exemptions therefrom, except as stated in the exchange agreement.

                    (IV) I  understand   that  the  Company  will  restrict  the
                         transfer of the shares in accordance with the foregoing representations.

                    (V) There is a limited public market for the common stock of LTH, and there is no certainty that such a market will ever develop or be maintained. There can be no assurance that I will be able to sell or dispose of the Shares. Moreover, no assignment, sale, transfer, exchange or other disposition of the Shares can be made other than in accordance with all applicable securities laws. It is understood a transferee may at a minimum be required to fulfill the investor suitability requirements established by the Company, or registration may be required.

                  (b)      LEGEND.

     I agree that any certificate representing the shares will contain and be endorsed with the following, or a substantially equivalent, LEGEND;

                           "This share certificate has been acquired pursuant to an investment representation by the holder and shall not be sold, pledged, hypothecated or donated or other wise transferred except upon the issuance of a favorable opinion by its counsel and the submission to the Company of other evidence satisfactory to and as required by counsel to the Company, that any such transfer will not violate the Securities Act of 1933, as amended, and applicable state securities laws. These shares are not and have not been registered in any jurisdiction."

                  (c)      OWN ACCOUNT.

     I am the only party in interest with respect to this exchange offer, and I am acquiring the shares for investment for my own account for the long-term investment only, and not with an intent to resell, fractionalize, divide, or redistribute all or any part of my interest to any other person.

                  (d)      AGE:     CITIZENSHIP.

     I am at least twenty-one years old and a citizen of the United States.

                  (e)      ACCURACY OF INFORMATION.

     All information which I have provided to the Company concerning my financial position and knowledge of financial and business matters is correct and complete as of the date set forth at the end hereof, and if there should be any material change in such information prior to acceptance of this exchange offer by the Company, I will immediately provide the Company with such information.

     4. Exchange Procedure. I understand that this exchange is subject to each of the following terms and conditions:

                  (a) The Company may reject this exchange for legal reasons set forth in the Agreement and Plan of Merger, and this exchange shall become binding upon the Company only when accepted, in writing, by the Company.

                  (b)      This offer may not be withdrawn by me.

                  (c) The share certificates to be issued and delivered pursuant to this exchange will be issued in the name of and delivered to the undersigned.

     5. Suitability. I hereby warrant and represent:

                  (a) That I can afford a complete loss of the investment and can afford to hold the securities being received hereunder for an indefinite period of time.

                  (b) That I consider this investment a suitable investment, and

                  (c) That I have had prior experience in financial matters and investments.

     6. I have been furnished and have carefully read the Plan and information relating to the Company, including this form of Exchange Agreement. I am aware that:

                  (a) There are substantial risks incident to the ownership of Shares from the Company, and such investment is speculative and involves a high degree of risk of loss by me of my entire investment in the Company;

                  (b) No federal or state agency has passed upon the Shares or made any finding or determination concerning the fairness of this investment;

                  (c) The books and records of the Company will be reasonably available for inspection by me and/or my investment advisors, if any, at the Company's place of business.

                  (d) All assumptions and projections set forth in any documents provided by the Company have been included therein for purposes of illustration only, and no assurance is given that actual results will correspond with the results contemplated by the various assumptions set forth therein.

                  (e) The Company is in the development stage, and its proposed operations are subject to all of the risk inherent in the establishment of a new business enterprise, including a limited operating history. The unlikelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation and operation of a new business and the competitive environment in which the Company will operate.

     7. I acknowledge that I have been advised to consult my own attorney and investment advisor concerning the investment.

     8. I acknowledge that the investment in the Company is an illiquid investment. In particular, I recognize that:

                  (a) Due to restrictions described below, the lack of any market existing or to exist for these Shares, in the event I should attempt to sell my shares in the Company, my investment will be highly illiquid and, probably must be held indefinitely.

                  (b) I must bear the economic risk of investment in the shares for an indefinite period of time, since the Shares have not been registered under the Securities Act of 1933, as amended, and issuance is made in reliance upon Section 4(2) and 4(6) of said Act Regulation S and/or Rules 501-506 of
Regulation D under the Act, whichever is applicable. Therefore, the Shares cannot be offered, sold, transferred, pledged, or hypothecated to any person unless either they are subsequently registered under said Act or an exemption from such registration is available and the favorable opinion of counsel for the Company to that effect is obtain, which is not anticipated. Further, unless said Shares are registered with the securities commission of the state in which offered and sold, I may not resell, hypothecate, transfer, assign or make other disposition of said Shares except in a transaction exempt or exempted from the registration requirement of the securities act of such state, and that the specific approval of such sales by the securities regulatory body of the state is required in some states.

                  (c) My right to transfer my Shares will also be restricted by the legend endorsed on the certificates.

     9. I represent and warrant to the Company that:

                  (a) I have carefully reviewed and understand the risks of, and other considerations relating to, the exchange of the shares, including the risks of total loss in the event the company's business is unsuccessful.

                  (b) I and my investment advisors, if any, have been furnished all materials relating to the Company and its proposed activities the Plan, the Plan of shares, or anything which they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations about the company;

                  (c) The Company has answered all inquiries that I and my investment advisors, if any, have put to it concerning the Company and its proposed activities and the Plan and exchange of the Shares;

                  (d) Neither I nor my investment advisors, if any, have been furnished any offering literature other than the documents attached as exhibits thereto and I and my investment advisors, if any, have relied only on the information contained in such exhibits and the information, as described in subparagraphs (b) and (c) above, furnished or made available to them by the Company;

                  (e) I am acquiring the Shares for which I hereby subscribe for my own account, as principal, for investment purposes only and with a view to the resale of distribution of all or any part of such Shares, and that I have no present intention, agreement or arrangement to divide my participation with others or to resell, transfer or otherwise dispose of all or any part of the Shares subscribed for unless and until I determine, at some future date, that changed circumstances, not in contemplation at the time of this exchange, makes such disposition advisable;

                  (f) I, the undersigned, if on behalf of a corporation, partnership, trust, or other form of business entity, affirm that: it is authorized and otherwise duly qualified to purchase and hold Shares in the Company; recognize that the information under the caption as set forth in (a) above related to investments by an individual and does not address the federal income tax consequences of an investment by any of the aforementioned entities and have obtained such additional tax advice that I have deemed necessary; such entity has its principal place of business as set forth below; and such entity has not been formed for the specific purpose of acquiring Shares in the Company.

                  (g) I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in this investment; and

                  (h) The information provided by the Company is confidential and non-public and I agree that all such information shall be kept in confidence by it and neither used by it to its personal benefit (other than in connection with its exchange for the Shares) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information which (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these provisions); or (iii) is received from third parties (except those parties who disclose such information in violation of any confidentiality agreements including, without limitation, any Exchange Agreement they may have with the Company).

     10. I will hold title to my interest as follows:

         {  }  Community Property

         {  }  Joint Tenants with Right Survivorship

         {  }  Tenants in Common

         {  }  Individually


         (Note: Subscribers should seek the advice of their attorneys in deciding in which of the above forms they should take ownership of the Shares, since different forms of ownership can have varying gift tax and other consequences, depending on the state of the investor's domicile and their particular personal circumstances. For example, in community property states, if community property assets are used to purchase shares held in individual ownership, this might have adverse gift tax consequences. If OWNERSHIP IS BEING TAKEN IN JOINT NAME WITH A SPOUSE OR ANY OTHER PERSON, THEN ALL SUBSCRIPTION DOCUMENTS MUST BE EXECUTED BY ALL SUCH PERSONS.)

         11. I hereby adopt, accept, and agree to be bound by all the terms and conditions of the Plan, and by all of the terms and conditions of the Articles of Incorporation, and amendments thereto, and By-Laws of the Company. Upon acceptance of this Exchange Agreement by the Company, I shall become a share holder for all purposes, and the shares exchanged for shall be issued.

         12. The Exchange Agreement, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns of mine.

         13.  I further represent and warrant:

                  (a) That I hereby agree to indemnify the Company and hold the Company harmless from and against any and all liability, damage, cost, or expense incurred on account of or arising out of:

                    (I) Any inaccuracy in my declarations, representations, and warranties hereinabove set forth;

                    (II) The  disposition  of  any of the  shares  which  I will
                         receive,   contrary  to  my   foregoing   declarations,
                         representations, and warranties; and

                    (III)Any  action,  suit or  proceeding  based  upon  (1) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (2) the disposition of any of the shares or any part thereof.

     14. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado, except as to the manner in which the subscriber elects to take title to the shares in the Company which shall be construed in accordance with the State of his principal residence.

     15. Upon request of the Company, I shall provide a sworn and signed copy of my current financial statement.

     16. Restrictions. This exchange is personal to the person/entity whose name and address appear below. It may not be sold, transferred, assigned, or otherwise disposed of to any other person, natural or artificial.

     17. Conditions. This Exchange Agreement shall become binding upon the Issuer and Investor only when accepted, in writing, by the Board of Directors of the Issuer.

     18. I hereby agree to convey title to all of my interest in all my shares of WPT, a Colorado Corporation, to LTH, in exchange for an equal number of shares of World Peace Technologies, Inc., a Colorado corporation.

DATED THIS             DAY OF                                              2008.
           -----------         --------------------------------------------


--------------------------------                     ------------
NAME OF PURCHASER/EXCHANGOR                          Tax I.D./SSN

--------------------------------
Signature of Purchaser/Exchangor:

--------------------------------
Residence Address

(----)--------------------------
Business Telephone

---------------------------------
Mailing Address (if different)

      THIS EXCHANGE OFFER IS ACCEPTED THIS ______ day of ________________, 2008.

                        Legacy Technology Holdings, Inc., a Colorado Corporation

                        by:_____________________________________________________
                       its:_____________________________________________________